Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-221216) of our report dated April 14, 2020 relating to the consolidated financial statements of Microbot Medical Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

Brightman Almagor Zohar & Co.,

Certified Public Accountants

A firm in the Deloitte Global Network

Tel Aviv, Israel

April 14, 2020